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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS















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                         CONSENT OF INDEPENDENT AUDITORS



   The Board of Directors
   Skaneateles Bancorp, Inc.:


   We consent to incorporation by reference in the registration statement Nos. 33-37281, 33-37282, 33-92198, 333-20445 and 333-52925 on Form S-8 and
   333-18287 on Form S-3 of Skaneateles Bancorp, Inc. of our report dated January 8, 1999, relating to the consolidated balance sheets of Skaneateles Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report has been incorporated by reference in the December 31, 1998 annual report on Form 10-K of Skaneateles Bancorp, Inc..


         /s/ KPMG LLP


   Syracuse, New York
   March 23, 1999